Exhibit 99.1

Tyra Biosciences Reports Second Quarter 2026 Financial Results and Recent Highlights

- Initial Ph2 data from SURF302 expected in September 2026 (n>40 enrolled to date) -

- Initial Ph2 data from safety sentinel cohort (aggregate of ~25 children) in BEACH301, including new 5th dose level, now expected end of Q1 2027 -

- Appointed Jonathan Day as EVP, Clinical Development to advance skeletal dysplasia strategy -

- Cash, cash equivalents and marketable securities of $353.9 million at Q2 2026; runway into 2H 2028 -

CARLSBAD, Calif., August 4, 2026 – Tyra Biosciences, Inc. (Nasdaq: TYRA), a clinical-stage biotechnology company focused on developing next-generation precision medicines that target large opportunities in Fibroblast Growth Factor Receptor (FGFR) biology, today reported financial results for the second quarter ended June 30, 2026, and highlighted recent corporate progress.

“September marks an important milestone for TYRA as we prepare to share initial clinical data from SURF302 evaluating oral dabogratinib in intermediate-risk non-muscle invasive bladder cancer (IR NMIBC). Patients with IR NMIBC often endure a lifelong cycle of recurrent disease, repeated surgical procedures, catheterization, and ongoing surveillance, highlighting the need for more convenient and effective treatment options. We believe dabogratinib has the potential to redefine the treatment paradigm as the first targeted oral therapy for FGFR3-driven IR NMIBC, addressing the underlying biology of the disease while offering the convenience of an oral therapy,” said Todd Harris, PhD, President and Chief Executive Officer of TYRA.

Dr. Harris continued, “Beyond SURF302, we continue to advance our broader pipeline, including progressing BEACH301 to a fifth dose level in achondroplasia, and strengthening our skeletal dysplasia leadership with the addition of Jonathan Day, whose work was instrumental in the development of vosoritide. Across our portfolio, we remain focused on realizing the full potential of oral dabogratinib for patients with FGFR3-driven conditions and diseases.”

“Over the past decade, I’ve had the privilege of helping advance therapies that have transformed the treatment landscape for children with achondroplasia. I believe there is still meaningful opportunity to further improve outcomes, and TYRA’s highly selective approach to FGFR3 inhibition offers a compelling opportunity to do just that,” commented Dr. Day, TYRA’s newly appointed Executive Vice President, Clinical Development. “I’m excited to join the team and help advance dabogratinib as we work to develop a differentiated oral therapy for children with achondroplasia and their families.”

Second Quarter and Recent Corporate Highlights

Dabogratinib 3x3 Strategy

In the second quarter of 2026, TYRA continued to advance its “dabogratinib 3x3” strategy: developing the first orally available, FGFR3-selective inhibitor in 3 future potentially pivotal clinical studies to support regulatory submissions with the aim to commercialize in 3 potential blockbuster indications: LG-UTUC, IR NMIBC and ACH.

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Phase 2 LG-UTUC Study – SURF303. SURF303 is a Phase 2a/b, multicenter, open-label study designed with pivotal intent to evaluate the efficacy and safety of oral dabogratinib at two QD doses (60 mg and 80 mg) in participants with low-grade upper tract urothelial carcinoma (LG-UTUC), a rare cancer where approximately 85% of tumors are driven by FGFR3. Initial results from this study are expected in 2027.

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Phase 2 IR NMIBC Study – SURF302. SURF302 is a Phase 2, multicenter, open-label clinical study evaluating the efficacy and safety of oral dabogratinib at two QD doses (50 mg and 60 mg) in participants with FGFR3-altered low-grade IR NMIBC. The Company will host a conference call and webcast in September 2026 to report initial results from the SURF302 study, including safety results from more than 40 patients and efficacy from more than 20 patients in the aggregate at both QD dose levels.
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Phase 2 ACH Study – BEACH301. BEACH301 is a Phase 2, multicenter, open-label, dose-escalation/dose-expansion study evaluating oral dabogratinib in children ages 3 to 10 with achondroplasia (ACH). The study has enrolled the safety sentinel cohort and successfully cleared four dose levels, with no notable safety events reported to date. Given the favorable safety profile seen to date across dose levels 1 through 4 in BEACH301, the Data Safety Monitoring Committee authorized the opening of a fifth dose level to evaluate 0.625 mg/kg in the safety sentinel cohort. Initial results from the safety sentinel cohort, including 6-month annualized height velocity and safety data for dose levels 1-5, which will include an aggregate of approximately 25 children, are expected to be reported at the end of Q1 2027.

Corporate

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Appointed Jonathan Day as EVP, Clinical Development for Skeletal Dysplasia Conditions. In June 2026, TYRA appointed Jonathan Day, MBBS, PhD, FFPM, FESC, as Executive Vice President, Clinical Development, where he will lead the Company’s development program and clinical strategy for oral dabogratinib in skeletal dysplasia conditions. Dr. Day is a physician-scientist and pharmaceutical executive with extensive experience leading late-stage clinical development programs in rare diseases. At BioMarin Pharmaceutical, he served as Head of R&D for the Skeletal Conditions Business Unit (previously Group Vice President, Late-Stage Clinical Development), where he led the global clinical development strategy for the company’s skeletal dysplasia portfolio, including vosoritide (Voxzogo) for achondroplasia. Before joining BioMarin, Dr. Day was Vice President and Global Medical Lead for Acute Cardiovascular Care at The Medicines Company, and earlier served as Medical Director for the UK & Ireland at AstraZeneca. Prior to industry, he trained in cardiothoracic surgery and completed a PhD at Imperial College London focused on thrombin inhibition and cardiovascular medicine. He is also a Fellow of the European Society of Cardiology and the Faculty of Pharmaceutical Medicine.
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Amended ATM Sales Agreement. In August 2026, TYRA entered into an amended sales agreement with TD Securities (USA) LLC, under which TYRA may sell up to the amount registered on an effective registration statement under which the offering is made, subject to other limitations. Pursuant to the amended sales agreement, as of the date hereof, TYRA may sell an additional $250.0 million of shares of its common stock from time to time in “at-the-market” offerings.

SNÅP Platform and Pipeline

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TYRA continued to advance its in-house precision medicine discovery engine, SNÅP, used to develop therapies in targeted oncology and genetically defined conditions.

Second Quarter Financial Results

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Cash, Cash Equivalents and Marketable Securities. As of June 30, 2026, TYRA had cash, cash equivalents and marketable securities of $353.9 million. The Company’s current cash, cash equivalents and marketable securities are expected to allow TYRA to execute on its plans into the second half of 2028.
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Research and Development (R&D) Expenses. R&D expenses for the three months ended June 30, 2026 were $39.2 million compared to $24.3 million for the same period in 2025. The increase was primarily associated with development activities for oral dabogratinib, supporting the ongoing SURF303, SURF302 and BEACH301 clinical trials, partially offset by a decrease in development activities for other programs. There were also increases in personnel expenses, driven by headcount growth to support expanding clinical and development activities, and expenses for facilities and other costs.
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General and Administrative (G&A) Expenses. G&A expenses for the three months ended June 30, 2026 were $9.8 million compared to $7.1 million for the same period in 2025. The increase was primarily driven by higher compensation and other personnel costs, driven by headcount growth.

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Net Loss. Second quarter net loss was $45.6 million compared to $28.1 million for the same period in 2025.

Upcoming Anticipated Clinical Milestones:

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SURF303: initial results – 2027
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SURF302: initial results from both dose cohorts – September 2026
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BEACH301: initial results from dose levels 1-5 of safety sentinel cohort – end of Q1 2027

About Dabogratinib (formerly TYRA-300)

Dabogratinib is TYRA’s lead precision medicine candidate stemming from its in-house SNÅP platform. Dabogratinib is an investigational, oral, FGFR3-selective inhibitor currently in Phase 2 development for the treatment of urologic cancers and skeletal dysplasias, specifically LG-UTUC, IR NMIBC and ACH. We believe dabogratinib was the first orally available, FGFR3-selective inhibitor to enter clinical development, and it has been studied in more than 200 individuals to date across multiple clinical and healthy volunteer studies.

Oral dabogratinib is currently advancing in three Phase 2 clinical trials for LG-UTUC (SURF303), IR NMIBC (SURF302), and ACH (BEACH301). The FDA has granted Orphan Drug Designation and Rare Pediatric Disease Designation to oral dabogratinib for the treatment of achondroplasia.

Please visit the Patients page of our website for more information on our clinical trials.

About Tyra Biosciences

Tyra Biosciences, Inc. (Nasdaq: TYRA) is a clinical-stage biotechnology company focused on developing next-generation precision medicines that target large opportunities in FGFR biology. TYRA’s in-house precision medicine platform, SNÅP, enables rapid and precise drug design through iterative molecular SNÅPshots that help TYRA design and predict which candidates may demonstrate the highest potency, selectivity and tolerability in the clinic. TYRA’s expertise in FGFR biology has created a differentiated pipeline with clinical-stage programs in targeted oncology and genetically defined conditions. TYRA’s lead precision medicine stemming from SNÅP, oral dabogratinib, is a potential first-in-class selective FGFR3 inhibitor in development for LG-UTUC, IR NMIBC and ACH. TYRA is also developing TYRA-430, an oral, investigational FGFR4/3-biased inhibitor for FGF19+/FGFR4-driven cancers, in the SURF431 study for advanced hepatocellular carcinoma, and TYRA-200, an oral, investigational, FGFR1/2/3 inhibitor, in the SURF201 study for metastatic intrahepatic cholangiocarcinoma. TYRA is based in Carlsbad, CA.

For more information about our science, pipeline and people, please visit www.tyra.bio and engage with us on LinkedIn.

Forward-Looking Statements

TYRA cautions you that statements contained in this press release regarding matters that are not historical facts are forward-looking statements. The forward-looking statements are based on our current beliefs and expectations and include, but are not limited to: the expected advancement of our pipeline and our growth; the potential to execute on our “dabogratinib 3x3 strategy”; the potential to develop next-generation precision medicines and their potential to be first-in-class; the potential safety and therapeutic benefits of, and market opportunities for, our product candidates, including the potential for them to be blockbusters; the expected trial design, timing and phase of development of our product candidates, including timing for data readouts and patient dosing and the potential for trials to be registrational or global; the potential for SNÅP to develop therapies; our commercialization plan for oral dabogratinib; and our expected cash runway. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in our business, including, without limitation: initial or interim results of a clinical trial are not necessarily indicative of final results and one or more of the clinical outcomes may materially change as patient enrollment continues, following more comprehensive reviews of the data, as follow-up on the outcome of any particular patient continues and as more patient or final data becomes available, including the risk that unconfirmed responses may not ultimately result in confirmed responses to treatment after follow-up evaluations; the potential for proof-of-concept results to fail to result in successful subsequent development of oral dabogratinib; later developments with the FDA may be inconsistent with prior feedback from the FDA; we are early in our development efforts, and the approach we are taking to discover and develop drugs based on our SNÅP platform is novel and unproven and it may never lead to product candidates that are successful in clinical development or approved products of commercial value; potential delays in the commencement, recruitment, enrollment, data readouts and completion of preclinical studies and clinical trials; results from preclinical studies or early clinical trials not necessarily being predictive of future results; our dependence on third parties in connection with manufacturing, research and preclinical testing; we may expend our limited resources to pursue a particular product candidate and/or indication and fail to capitalize on product candidates or indications with greater development or commercial potential; acceptance by the FDA of INDs or of similar regulatory submissions by comparable foreign regulatory authorities for the conduct of clinical trials of our product candidates; an accelerated development or approval pathway may not be available for oral dabogratinib or other product candidates and any such pathway may not lead to a faster development process; unexpected adverse side effects or inadequate efficacy of our product candidates that may limit their development, regulatory approval, and/or commercialization; the potential for our programs and prospects to be negatively impacted by developments relating to our competitors, including the results of studies or regulatory determinations relating to our competitors; regulatory and legislative developments in the United States and foreign countries, including with respect to healthcare and trade policies; we may not realize the benefits associated with Orphan Drug Designation or Rare Pediatric Disease Designation; our ability to obtain and maintain intellectual property protection for our product candidates and proprietary technologies; our ability to establish marketing and sales capabilities to successfully commercialize any approved products; we may use our capital resources sooner than we expect; geopolitical instability, war, inflation and interest rate changes; and other risks described in our prior filings with the Securities and Exchange Commission (SEC), including under the heading “Risk Factors” in our annual report on Form 10-K and any subsequent filings with the SEC. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and we undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact:

Amy Conrad

aconrad@tyra.bio

Tyra Biosciences, Inc.

Condensed Balance Sheets

(in thousands)

(unaudited)

	June 30,	December 31,
	2026	2025

Assets
Current assets:
Cash and cash equivalents	$73,835	$77,387
Marketable securities	280,109	178,616
Prepaid expenses and other current assets	13,022	9,447
Total current assets	366,966	265,450
Restricted cash	884	1,000
Property and equipment, net	1,173	1,314
Right-of-use assets	5,311	5,573
Other long-term assets	9,028	9,272
Total assets	$383,362	$282,609
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,334	$1,178
Lease liabilities, current	504	472
Accrued expenses and other current liabilities	21,782	16,444
Total current liabilities	24,620	18,094
Lease liabilities, noncurrent	5,078	5,338
Total liabilities	29,698	23,432
Stockholders’ equity:
Preferred stock	—	—
Common stock	6	5
Additional paid-in capital	810,359	630,037
Accumulated other comprehensive income (loss)	(580)	393
Accumulated deficit	(456,121)	(371,258)
Total stockholders’ equity	353,664	259,177
Total liabilities and stockholders’ equity	$383,362	$282,609

Tyra Biosciences, Inc.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating expenses:
Research and development	$39,197	$24,309	$72,667	$49,273
General and administrative	9,806	7,143	18,334	14,029
Total operating expenses	49,003	31,452	91,001	63,302
Loss from operations	(49,003)	(31,452)	(91,001)	(63,302)
Other income:
Interest and other income, net	3,445	3,354	6,138	7,057
Total other income	3,445	3,354	6,138	7,057
Net loss	(45,558)	(28,098)	(84,863)	(56,245)
Unrealized loss on marketable securities, net	(687)	(252)	(973)	(334)
Comprehensive loss	$(46,245)	$(28,350)	$(85,836)	$(56,579)
Net loss per share, basic and diluted	$(0.69)	$(0.47)	$(1.33)	$(0.95)
Weighted-average shares used to compute net loss per share, basic and diluted	65,991,171	59,550,771	63,880,337	59,442,646